Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan
(Effective June 26, 2008)

As Approved By the Company’s Stockholders on June 26, 2008

Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan
Table of Contents

ARTICLE 1 Establishment; Purpose; Awards	1
1.1 Establishment; Purpose	1
1.2 Types of Awards Under Plan	1

ARTICLE 2 Definitions	1

ARTICLE 3 Eligible Persons	5
3.1 Eligibility	5
3.2 Selection of Participants	5
3.3 General Effect of Award	5

ARTICLE 4 Shares Subject to the Plan and Maximum Awards	6
4.1 Sources of Shares Available for Grants and Limits on Shares Subject to the Plan	6
4.2 Maximum Awards	7
4.3 Adjustments to Limitations	8

ARTICLE 5 Administration	8
5.1 General	8
5.2 Power and Authority	8
5.3 Other Factors; Determinations Final	10
5.4 Quorum; Actions	10
5.5 Delegation	10
5.6 No Liability; Indemnification	10

ARTICLE 6 Stock Options and Stock Appreciation Rights	11
6.1 General Method of Grant	11
6.2 Number of Shares	11
6.3 Option or SAR Price	11
6.4 Date of Grant	12
6.5 Method of Payment	12
6.6 Option or SAR Exercise Period	13
6.7 Certain Interpretations	13
6.8 Exercise and Vesting of Options and SARs	14
6.9 Multiple Grants in Single Agreement	15
6.10 Minimum Exercise	15
6.11 Other Provisions	15
6.12 Special Provisions for Incentive Stock Options	15

ARTICLE 7 Performance Awards, Restricted Stock and Restricted Stock Units	16
7.1 Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period	16
7.2 Restricted Stock	17
7.3 Restricted Stock Units	17

Table of Contents
(CONTINUED)

7.4 Performance Awards	18
7.5 Performance Based Compensation	18

ARTICLE 8 Miscellaneous	19
8.1 Adjustment of Number of Shares, Etc.	19
8.2 Transferability	20
8.3 Change in Control	20
8.4 Beneficiary Designation	20
8.5 Tax Withholding	20
8.6 Gender and Number	21
8.7 Choice of Law	21
8.8 No Stockholder Rights	21
8.9 Amendments; Exchanges, Termination or Suspension	22
8.10 Listing and Registration of Common Stock	23
8.11 Compliance with Applicable Laws	23
8.12 Stock Certificates; Book Entry	23
8.13 No Implied Rights to Employees	24
8.14 Necessity for Delay	24
8.15 Use of Proceeds	24
8.16 No Obligation to Exercise	24
8.17 Assignment by Company; Third Party Beneficiaries	24
8.18 Effective Date	25
8.19 Term of the Plan	25
8.20 409A Compliance	25

Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan
(Effective June 26, 2008)
ARTICLE 1
ESTABLISHMENT; PURPOSE; AWARDS
     1.1 Establishment; Purpose. Chico’s FAS, Inc. (the “Company”) hereby amends and restates the Company’s 2002 Omnibus Stock and Incentive Plan, as approved on June 26, 2008 (the “Plan”). The purpose of the Plan is to (i) attract and retain Participants as long-term employees or directors; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other stockholders through compensation based on the Company’s common stock; and, as a result of the foregoing, promote the long-term financial interest of the Company and its stockholders.
     1.2 Types of Awards Under Plan. Under the Plan, the Company may grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.
ARTICLE 2
DEFINITIONS
     The following words and terms as used herein shall have that meaning set forth in this Article 2, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.
     2.1 “Award(s)” shall mean any award or benefit granted or awarded under the Plan, including, without limitation, Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.
     2.2 “Award Agreement(s)” shall mean any document, agreement or certificate deemed by the Committee as necessary or advisable to be entered into with or delivered to a Participant in connection with or as a condition precedent to the valid completion of the grant of an Award under the Plan. Award Agreements include Stock Option Agreements, Stock Appreciation Right Agreements, Performance Award Agreements, and Restriction Agreements.

     2.3 “Board” or “Board of Directors” shall mean the Board of Directors of the Company.
     2.4 “Change in Control” shall mean:
(a)	a change in control of the Company of a nature that is required, pursuant to the Exchange Act to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A, in each case, as such requirements are in effect on January 1, 2008;

(b)	the adoption by the Company of a plan of dissolution or liquidation;

(c)	the closing of a sale of all or substantially all of the assets of the Company;

(d)	the closing of a merger, reorganization or similar transaction (a “Transaction”) involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction, persons who were stockholders of the Company immediately prior to the Transaction own less than 65% of the combined voting power of the surviving corporation’s voting securities; or

(e)	the acquisition of “Beneficial Ownership” (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2008) of the Company’s securities comprising 35% or more of the combined voting power of the Company’s outstanding securities by any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person’s “affiliates” and “associates” (as those terms are defined under the Exchange Act).
     Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons including the Participant, acquiring the Beneficial Ownership of more than 35% of the combined voting power of the Company’s outstanding securities.
     2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Reference to a specific section of the Code shall include a reference to any successor or replacement provision.
     2.6 “Committee” shall mean the Compensation and Benefits Committee of the Board of Directors, as defined in Article 5.

     2.7 “Common Stock” shall mean the common stock, par value $.01 per share of the Company.
     2.8 “Company” shall mean Chico’s FAS, Inc. and its successors.
     2.9 “Employee” shall mean any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.
     2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.
     2.11 “Fair Market Value” of a share of Common Stock means, as of any date, the value of a share of the Common Stock determined as follows:
(a)	if the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)	if the Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	if none of the foregoing is applicable, by the Committee in good faith.
     2.12 “Incentive Stock Option” or “ISO” shall mean an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
     2.13 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.
     2.14 “Non-Employee Director” shall mean (a) a member of the Board of Directors who is not an Employee or (b) a member of the board of directors (or comparable governing body) of a Subsidiary who is not an Employee.
     2.15 “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
     2.16 “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted in accordance with the provisions of Article 6.
     2.17 “Option or SAR Period” is defined in Section 6.6.

     2.18 “Participant” shall mean any Employee or any Non-Employee Director to whom an Award is granted under the Plan or who holds an outstanding Award.
     2.19 “Performance Award ” shall mean a right to receive, in cash or Common Stock (as determined by the Committee in accordance with the provisions of Article 7), an award which is contingent on the achievement of one or more performance goals.
     2.20 “Performance Award Agreement” is defined in Section 7.4.
     2.21 “Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.
     2.22 “Plan” shall mean the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, as set forth herein and as further amended from time to time.
     2.23 “Plan Administrator” shall mean the Company’s Vice President — Human Resources, or such other person designated by the Committee to act as Plan Administrator.
     2.24 “Restricted Stock” shall mean shares of Common Stock subject to the provisions of Article 7 and granted in an Award in accordance with the provisions of Article 7.
     2.25 “Restricted Stock Units” shall mean the right to receive shares of Common Stock or the cash equivalent thereof subject to the provisions of Article 7 granted as an Award in accordance with the provisions of Article 7.
     2.26 “Restriction Agreement” is defined in Section 7.2.
     2.27 “Restriction Period” is defined in Section 7.1.
     2.28 “Securities Exchange Act of 1934” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor or replacement statute or regulation of similar import.
     2.29 “Stock Appreciation Right ” or “SAR” shall mean a right to receive upon exercise of the SAR, in cash or Common Stock (as determined in accordance with the provisions of Article 6), value equal to (or otherwise based on) the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (b) the SAR Price established by the Committee.
     2.30 “Stock Appreciation Right Agreement” is defined in Section 6.1.

     2.31 “Stock Option Agreement” is defined in Section 6.1.
     2.32 “Subsidiary” shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code.
     2.33 “Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Company upon assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or with which the Company or any Subsidiary combines.
ARTICLE 3
ELIGIBLE PERSONS
     3.1 Eligibility. All Employees and Non-Employee Directors are eligible to participate in the Plan. The Company may grant an Award to any Employee who is in the employ of the Company or any Subsidiary on the date of a grant of such Award. The Company may grant an Award (other than an Incentive Stock Option) to any person who is a Non-Employee Director on the date of a grant of such Award.
     3.2 Selection of Participants.
(a)	Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

(b)	The Board of Directors shall determine the discretionary Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors, as such program may be determined from time to time.
     3.3 General Effect of Award. Each Participant to whom the Committee or the Board of Directors has granted an Award shall be bound by the terms of the Plan and the Award Agreement applicable to him or her.

ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
     4.1 Sources of Shares Available for Grants and Limits on Shares Subject to the Plan. The Common Stock for which Awards are granted under the Plan shall be subject to the following conditions and limitations:
(a)	The shares of Common Stock with respect to which Awards are made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions for use under the Plan.

(b)	The maximum aggregate number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) ten million (10,000,000) shares of Common Stock, plus (a) that number of shares remaining available for future awards under this Plan immediately prior to the Effective Date and (b) that number of shares represented by awards granted under the Plan prior to the Effective Date which remain outstanding as of the Effective Date; (ii) any shares of Common Stock available for future awards under any prior option plan of the Company (the “Prior Plans”) as of the Effective Date (including without limitation the 1992 Stock Option Plan, the 1993 Stock Option Plan, and the Non-Employee Directors’ Stock Option Plan); and (iii) any shares of Common Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Common Stock.

(c)	To the extent provided by the Committee (or by the Board with respect to any Awards granted to Non-Employee Directors), any Award may be settled in cash rather than Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(d)	If the exercise price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Only the net shares, if any, issued in payment upon the exercise of a Stock Appreciation Right shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(e)	Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
     4.2 Maximum Awards. Subject to Section 4.3, the following additional limitations on the maximum numbers of shares of Common Stock in the case of certain Awards are imposed under the Plan:
(a)	The maximum number of shares of Common Stock that may be covered by Awards of Stock Options or Stock Appreciation Rights granted to any one individual shall be two hundred fifty thousand (250,000) shares (effective February 4, 2005, one million (1,000,000) shares as a result of the most recent two-for-one stock split) during any one calendar-year period.

(b)	For Performance Awards denominated in shares of Common Stock, Restricted Stock and Restricted Stock Units that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), no more than one hundred thousand (100,000) shares (effective February 4, 2005, four hundred thousand (400,000) shares as a result of the most recent two-for-one stock split) of Common Stock may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(c)	With respect to Performance Awards denominated in cash that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), the maximum dollar value payable to any one individual during any one-calendar-year period is $5 million.

     4.3 Adjustments to Limitations. The number of shares and the limitations on the number of shares set forth in each of the foregoing provisions of this Article 4 shall be subject to adjustment as provided in Section 8.1.
ARTICLE 5
ADMINISTRATION
     5.1 General. Except as otherwise determined by the Board of Directors in its discretion or as otherwise expressly provided for in this Article 5, the Plan shall be administered by the Committee, or if no Committee is appointed and serving as provided herein, by the full Board of Directors. The Committee shall consist of not less than two (2) nor more than five (5) persons, each of whom shall be a member of the Board and a “disinterested person” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) and who also qualify both as outside directors within the meaning of Section 162(m) of the Code and the related regulations and as “independent” as set forth under the applicable stock exchange requirements. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.
     5.2 Power and Authority. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion:
(a)	to interpret the Plan and the Awards granted hereunder, and to prescribe, amend and rescind rules and regulations relating to the Plan and the Awards granted hereunder;

(b)	to determine the terms and provisions of Awards granted hereunder and to make such determinations as to the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Award Agreements evidencing the same, which need not be uniform and which the Committee may make selectively among Participants who receive, or who are to receive, Awards under the Plan, whether or not the Participants are similarly situated;

(c)	to determine to whom Options and Stock Appreciation Rights shall be granted, the times and the prices at which Options and Stock Appreciation Rights are granted, the Option and Stock Appreciation Right periods, the number of shares of Common Stock to be subject to each Option and Stock Appreciation Right, whether each Option shall be an Incentive Stock Option or a Non-Qualified Stock Option, and to determine the terms and provisions of each Option and Stock Appreciation Right (which need not be identical);

(d)	to determine to whom Performance Awards shall be granted, the number of shares related to each, the terms and provisions (which need not be identical) of Performance Awards and whether the Participant has met the goals associated with each;

(e)	to determine to whom Restricted Stock and Restricted Stock Units shall be granted, the Restriction Period, the number of shares of Restricted Stock, the terms and provisions (which need not be identical) of awards of Restricted Stock and Restricted Stock Units and whether the Participant has met the goals on or before the close of the Restriction Period;

(f)	to impose such limitations with respect to Awards and shares issued pursuant to Awards, including without limitation, any relating to the application of federal or state securities laws, as the Committee may deem necessary or desirable;

(g)	to condition the granting of any Award upon a Participant’s entering into a confidentiality, noncompetition, nonsolicitation, nonacceptance, and/or “lock-up” agreement, including without limitation, a confidentiality, noncompetition, nonsolicitation, nonacceptance, and/or “lock-up” agreement included as part of the Award Agreement;

(h)	to determine the dates of employment or service of any Participant, and the reasons for termination of any Participant;

(i)	to determine whether any leave of absence constitutes a termination of employment or service for purposes of the Plan and Awards made pursuant to the Plan and the impact, if any, of such leave of absence on awards theretofore made under the Plan;

(j)	to determine when a person’s change of status with respect to the Company constitutes a termination of such person’s employment or service for purposes of the Plan and Awards made pursuant to the Plan;

(k)	to make such determinations as it deems equitable with respect to the impact, if any, of leaves of absence from the Company upon Awards hereunder;

(l)	to grant dividend equivalents upon Awards (other than Restricted Stock for which Participants are entitled to receive dividends and other distributions paid with respect to shares of Common Stock so held), provided such grants shall only be made upon such terms and conditions as will satisfy the requirements under Section 409A of the Code and provided further, that any such dividend equivalents shall be subject to the terms and conditions imposed by the Committee;

(m)	to amend the terms and conditions of any Award Agreement after the grant of the Award to which such Award Agreement relates, subject to the terms and conditions of the Plan, in a manner that is not adverse to the rights of the Participant receiving such Award as set forth in the Award Agreement or under the Plan; and

(n)	to make all other determinations necessary or advisable for the administration of the Plan and Awards.
     With respect to the Non-Employee Directors, the authority conferred by this Section 5.2 shall rest with the Board of Directors and not the Committee.
     5.3 Other Factors; Determinations Final. In making determinations under this Article 5, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective Participant, their present and potential contributions to the success of the Company and such other factors as the Committee or the Board, in its discretion, deems relevant. The Committee’s determination and the Board’s determination on all of the matters referred to in this Article 5 shall be final, conclusive and binding on all persons.
     5.4 Quorum; Actions. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. The acts of a majority of the Committee in meetings at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.
     5.5 Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee and the Board shall have the authority to delegate administrative duties, including the authority to respond to and decide claims or appeals under the Plan and to interpret the Plan terms, to one or more of its members, to the Plan Administrator or to any other person or persons selected by it. Notwithstanding the foregoing, neither the Committee or the Board may delegate its authority with respect to (a) non-ministerial actions with respect to Insiders; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied. Any such allocation or delegation may be revoked by the Committee or the Board, as the case may be, at any time.
     5.6 No Liability; Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract or under a policy of insurance, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE 6
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     6.1 General Method of Grant. Each Option or Stock Appreciation Right granted under the Plan to Employees shall be authorized by the Committee and each Option or Stock Appreciation Right granted under the Plan to Non-Employee Directors shall be authorized by the Board. Each Option or Stock Appreciation Right shall be evidenced by a written agreement or option certificate (or as applicable, Stock Appreciation Right certificate) in such form as the Committee or the Board, as the case may be, from time to time shall approve or authorize (with respect to Options, the “Stock Option Agreement,” with respect to Stock Appreciation Rights, the “Stock Appreciation Right Agreement”), which shall be executed by the Company and by the Participant, and shall be subject to the terms and conditions of this Article 6.
     6.2 Number of Shares. The number of shares of Common Stock covered by an Option or SAR granted to an Employee shall be established in each case by the Committee on or as of the date of grant. The number of shares of Common Stock covered by an Option or SAR granted to a Non-Employee Director shall be established in each case by the Board on or as of the date of grant.
     6.3 Option or SAR Price.
(a)	The price at which shares of Common Stock covered by each Option granted to an Employee may be purchased pursuant thereto shall be established or determined by a method established in each case by the Committee on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that, other than in connection with Substitute Awards, the purchase price shall be an amount not less than the Fair Market Value of the shares of Common Stock on the date the Option is granted.

(b)	With respect to Options granted to a Non-Employee Director, the price at which shares of Common Stock covered by each such Option may be purchased pursuant thereto shall be established or determined by a method established in each case by the Board on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that the purchase price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)	With respect to SARs, the SAR Price upon which the SAR value is determined at the time of exercise shall be established or determined by a method established in each case by the Committee or Board, as applicable, on or as of the date of grant and such SAR Price or method shall be stated in the Stock Appreciation Right Agreement; provided, however, that, other than in connection with Substitute Awards, the SAR Price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.
     6.4 Date of Grant. The date on which or as of which the Committee or the Board, as the case may be, approves the grant of an Option or SAR and all corporate action has been taken which creates a legally binding right to the grant of the Option or SAR shall be considered to be the respective “date of grant” for all purposes under the Plan.
     6.5 Method of Payment. The purchase price of the shares of Common Stock which may be purchased pursuant to each Option shall be subject to the following:
(a)	Subject to the other provisions of this Section 6.5, the full price for shares of Common Stock purchased upon exercise of any Option shall be paid at the time of exercise (except that, in the case of an exercise arrangement approved by the Committee or the Board, as the case may be, and described in Section 6.5(c), payment may be made as soon as practicable after the exercise).

(b)	The Option price shall be payable (A) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (B) by the delivery of shares of Common Stock already owned by the Participant, in a manner acceptable to the Committee or the Board, as the case may be; (C) by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option; (D) by any other legally permissible means acceptable to the Committee or the Board, as the case may be, specified in the Stock Option Agreement; or (E) at the discretion of the Committee or the Board, as the case may be, through a combination of some or all of the preceding payment methods provided such combination is specified in the Stock Option Agreement. Shares of Common Stock delivered as payment will be valued at their Fair Market Value on the day of delivery for the purpose of determining the extent to which the Option purchase price has been paid thereby, or as otherwise determined by the Committee or the Board, as the case may be, in its respective discretion pursuant to any reasonable method contemplated by Section 422 of the Code.

(c)	To the extent permitted by applicable law and regulations, the Committee or the Board, as the case may be, may permit a Participant to elect to pay the Option purchase price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise and sale.
     6.6 Option or SAR Exercise Period.
(a)	Each Stock Option Agreement or Stock Appreciation Right Agreement with respect to any Option or, as applicable, SAR, shall provide that the Option or SAR may be exercised by the Participant in such portions and at such times as may be specified in such Stock Option Agreement or Stock Appreciation Right Agreement, subject to an Option or SAR Period ending not later than ten (10) years after the date of grant; provided, however, that the Option or SAR Period shall end on the date specified in such Stock Option Agreement or Stock Appreciation Right Agreement or, with respect to any Option or SAR granted to an Employee, if earlier, the ending date of the period specified in the next sentence. An Option or SAR granted to an Employee may be exercised only during the Option or SAR Period and only during the continuance of the Participant’s employment with the Company or a Subsidiary; provided, the Committee or the Board, as applicable, and in its discretion, may permit a Participant to exercise an Option or SAR post-termination of employment at such time and in such manner as is set forth in the Participant’s Stock Option Agreement or Stock Appreciation Right Agreement.
     6.7 Certain Interpretations.
(a)	Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final, conclusive and binding on all persons. Transfers of employment between the Company and any of its Subsidiaries shall not be considered to be a termination of employment for the purposes of the Plan.

(b)	In the event of the death of a Participant, Options or SARs held by the Participant may be exercised, to the extent permitted in the Stock Option Agreement or Stock Appreciation Right Agreement and in Section 6.6, by the person or persons entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of said Options or SAR or dies intestate, by the Participant’s legal representative or representatives.
     6.8 Exercise and Vesting of Options and SARs.
(a)	Unless otherwise specified by the Committee or the Board, as the case may be, and reflected in the Stock Option Agreement or Stock Appreciation Right Agreement, the right to exercise each Option or SAR shall accrue in accordance with the following vesting schedule:

Shares
Time After	Vested and
Date of Grant	Exercisable
Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

(b)	Notwithstanding the foregoing, a Participant shall be 100% vested in the number of shares of Common Stock originally covered by an Option or SAR in the event Participant dies or becomes totally and permanently disabled (as determined in the sole discretion of the Committee) while still employed by the Company or upon a Change in Control, provided upon such Change in Control, vesting will occur only if either (1) the successor company does not assume, convert, continue or otherwise replace the Option or SAR on proportionate and equitable terms or (2) the Participant is terminated without cause within twelve (12) months following the Change in Control. When it deems other special circumstances to exist, the Committee or the Board, as the case may be, in its discretion may accelerate the time at which an Option or SAR may be exercised or may modify the terms of the Option or SAR to provide for other special circumstances under which the right to exercise the Option or SAR would be accelerated if, under previously established exercise terms, such Option or SAR was not immediately exercisable in full, even if the acceleration would permit the Option or SAR to be exercised more rapidly than the vesting set forth above in the vesting schedule set forth above or in the Stock Option Agreement or Stock Appreciation Right Agreement, or as otherwise specified by the Committee or the Board, would permit.

     6.9 Multiple Grants in Single Agreement. In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-Qualified Stock Options, or separate Stock Option Agreements may be set forth for Incentive Stock Options and Non-Qualified Stock Options.
     6.10 Minimum Exercise. Notwithstanding anything contained herein to the contrary, if an Option or SAR covers 100 or more shares of Common Stock, then the Participant may exercise such Option or SAR only with respect to at least 100 shares at any one time, and if any Option or SAR covers fewer than 100 shares, then the Participant must exercise such Option or SAR for all shares covered by the Option or SAR at one time.
     6.11 Other Provisions. The Stock Option Agreements and Stock Appreciation Right Agreements under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee or the Board, as the case may be, in its discretion, including, without limitation, provisions: (i) relating to the vesting and termination of Options or SARs; (ii) relating to exercisability of Options or SARs, including without limitation immediate exercisability and separate vesting of the rights to shares of Common Stock acquired upon exercise; (iii) restricting the transferability of such shares during a specified period; and (iv) requiring the resale of such shares to the Company, at a price as specified in the Stock Option Agreement or Stock Appreciation Right Agreement, if the Participant’s employment by the Company terminates prior to a time specified in the Stock Option Agreement or Stock Appreciation Right Agreement.
     6.12 Special Provisions for Incentive Stock Options. Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of incentive stock option that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such options. Accordingly, the provisions of the Plan with respect to Incentive Stock Options shall be construed in a manner consistent with such requirements, and no person shall be eligible to receive any Incentive Stock Options under the Plan if such person would not be able to qualify for the benefits of incentive stock options under Section 422 of the Code. Without limitation on the foregoing, and notwithstanding the foregoing provisions of this Section 6.12, if any Incentive Stock Option is granted to any person at a time when such person owns, within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Option may be purchased pursuant to such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock at the time the Option is granted, and such Option must be exercised in no event later than the fifth anniversary of the date on which the Option was granted. Moreover, as long as and to the extent required by the Code, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the Plan and under all other incentive stock option plans of the Company and any parent and subsidiary corporations of the Company (as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

ARTICLE 7
PERFORMANCE AWARDS, RESTRICTED STOCK
AND RESTRICTED STOCK UNITS
     7.1 Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period.
(a)	At the time of an Award of a Performance Award, Restricted Stock or Restricted Stock Units, there shall be established for each Participant a restriction period (the “Restriction Period”), which shall lapse (i) upon the completion of a period of time (“Time Goal”) as shall be determined by the Committee or the Board, as the case may be, (ii) upon the achievement of stock price goals within certain time periods (“Price/Time Goal”) as shall be determined by the Committee or the Board, as the case may be, or (iii) upon achievement of performance or other objectives (“Performance Goal”) as shall be determined by the Committee or the Board, as the case may be.

(b)	Notwithstanding the foregoing provisions of Section 7.1(a) and except as otherwise provided in Section 8.3, with respect to any Award of Restricted Stock or Restricted Stock Units which is to be subject to a Time Goal, such Time Goal established by the Committee or the Board, as the case may be, at the time of grant shall not provide for a lapse of the applicable restrictions more rapidly than would be permitted by the following schedule:

Time After	Shares as to Which
Date of Grant	Restriction Lapses
Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

     7.2 Restricted Stock. The Committee or the Board, as the case may be, may award to any Participant shares of Common Stock, subject to this Article 7 and such other terms and conditions as the Committee or the Board may prescribe (“Restricted Stock”). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Plan Administrator. Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restriction Agreement”). Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such Restricted Stock shall have all the rights of a holder of such Common Stock. If provided in the Restriction Agreement approved by the Committee at the time of grant, a Participant may transfer Restricted Stock to a trust, provided that the Committee or the Board, as the case may be, may require that the Participant submit an opinion of his or her legal counsel, satisfactory to the Committee or the Board, as the case may be, that such holding has no adverse tax or securities law consequences for the Company. With respect to Restricted Stock that is issued subject to a Time Goal, a Price/Time Goal or a Performance Goal, the Plan Administrator shall redeliver to the Participant (or the Participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this subsection (b) at the expiration of the Restriction Period. Notwithstanding the foregoing, if Restricted Stock is issued subject to a Time Goal, a Price/Time Goal or Performance Goal and the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal, the Price/Time Goal or the Performance Goal before the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock, all such shares shall be forfeited and the Committee shall have the right to complete a blank stock power in order to return such shares to the Company.
     7.3 Restricted Stock Units. The Committee or the Board, as the case may be, may award to a Participant a right to receive Common Stock or the cash equivalent of the Fair Market Value of the Common Stock, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Restricted Stock Units”) subject to achievement of a Time Goal, a Price/Time Goal or a Performance Goal established by the Committee or the Board, as the case may be. Restricted Stock Units awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restriction Agreement”). With respect to Restricted Stock Units that are subject to a Time Goal, a Price/Time Goal or a Performance Goal, the Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Time Goal, the Price/Time Goal or the Performance Goal, as the case may be. If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal, the Price/Time Goal or the Performance Goal, as the case may be, before the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock Units.

     7.4 Performance Awards. The Committee or the Board, as the case may be, may award to a Participant a right to receive Common Stock or a certain cash amount, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Performance Awards”) subject to achievement of one or more Performance Goals established by the Committee or the Board, as the case may be. Performance Awards awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Performance Award Agreement”). The Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Performance Goal(s). If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Performance Goal(s) before the end of the Restriction Period, the Participant shall have no further rights with respect to the Performance Awards.
     7.5 Performance Based Compensation. The Committee may designate whether any Performance Award, Restricted Stock and Restricted Stock Units being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Performance Award, Restricted Stock or Restricted Stock Units designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code, and shall include at least a one (1) year performance period. The Performance Measures that may be used by the Committee, or as applicable, the Board, for such Awards shall be based on any one or more of the following, as selected by the Committee or Board, as applicable: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The Performance Measures may be expressed in terms of absolute growth, cumulative growth, percentage growth, a designated absolute amount, percentage of sales, and per share value of Common Stock outstanding. In addition, the Performance Measures may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the Company’s performance relative to the performance of one or more companies or an index covering multiple companies. The Committee may also exclude, if provided in the Award Agreement, charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. For Performance Awards, Restricted Stock or Restricted Stock Units intended to be “performance-based compensation,” the grant of the Performance Award, Restricted Stock or Restricted Stock Units, the establishment of the performance measures and the certification as to whether such performance goals have been satisfied shall be made in a manner and during the period required under Section 162(m) of the Code.

ARTICLE 8
MISCELLANEOUS
     8.1 Adjustment of Number of Shares, Etc.
(a)	Division/Combination of Shares. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares covered by each outstanding Option or SAR, the exercise price per share covered by each outstanding Option or SAR, the purchase price per share and the number and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such increase or decrease.

(b)	Change Affecting Shares of Common Stock. Subject to any required action by the stockholders, if any change occurs in the Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Common Stock, then, in any such event, the number and type of shares of Common Stock then covered by each outstanding Option or SAR, the purchase price per share covered by each outstanding Option or SAR and the purchase price per share and the number and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such change.

(c)	Change in Par Value. In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Common Stock within the meaning of the Plan.

(d)	Discretion Concerning Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be required to be made and, with respect to any Incentive Stock Option granted pursuant to Article 6, such adjustment shall be done in a manner that causes such Option to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(e)	No Affect on Company’s Right to Adjust. The existence of the Plan, or the grant of an Option or other Award under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.
     8.2 Transferability. Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution.
     8.3 Change in Control. In the event of a Change in Control, any Award subject to a Time Goal shall become fully vested without regard to any other terms of the Award but only if either (a) the successor company does not assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms or (2) the Participant is terminated without cause within twelve (12) months following the Change in Control.
     8.4 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit (other than an Option) under the Plan is to be paid in case of his or her death before the Participant receives any or all of such benefit. Each designation will be effective only with the written consent of the Participant’s spouse and will revoke all prior designations by that Participant, shall be in the form prescribed by the Plan Administrator, and will be effective only when filed by the Participant in writing with the Plan Administrator during his or her lifetime. In the absence of any such designation, benefits (other than those under Options) that are vested and remain unpaid at the Participant’s death shall be paid to his or her estate.
     8.5 Tax Withholding.
(a)	Power to Withhold; Methods to Satisfy. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability. The Committee or the Board, as the case may be, in its discretion, and subject to such requirements as the Committee or the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise then entitled under the Plan, provided, only the minimum amount required to satisfy statutory requirements shall be withheld.

(b)	Irrevocable Elections by Participants. Subject to the consent of the Committee or the Board, as the case may be, with respect to (i) the exercise of a Non-Qualified Stock Option, (ii) the lapse of restrictions on Restricted Stock, or (iii) the issuance of any other stock Award under the Plan, a Participant may make an irrevocable election (an “Election”) to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Stock received pursuant to (i), (ii) or (iii), or (C) deliver back to the Company pursuant to (i), (ii), or (iii) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated tax obligations associated with the transaction, provided only the minimum amount required to satisfy statutory requirements shall be withheld. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee or the Board, as the case may be, may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under the Plan that the right to make Elections shall not apply to such Awards.
     8.6 Gender and Number. Except where otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
     8.7 Choice of Law. All questions concerning the construction, validity and interpretation of the Plan and all Awards made under the Plan shall be governed by the substantive laws of the State of Florida (but any provision of Florida law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Florida).
     8.8 No Stockholder Rights. No Participant hereunder shall have any rights of a stockholder of the Company by reason of being granted an Award under the Plan until the date on which he or she becomes a record owner of shares of Common Stock purchased upon the exercise of an Option or otherwise received under the Plan (the “record ownership date”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.

     8.9 Amendments; Exchanges, Termination or Suspension.
(a)	Amendment. The Plan may be amended from time to time by written resolution of the Board of Directors; provided, however, that no Participant’s existing rights are adversely affected thereby without the consent of such person, and provided further that, without approval of the stockholders of the Company, no amendment shall (i) increase the total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the minimum Option or SAR price set forth in Section 6.3 of the Plan, (iv) extend the period during which an Option or Stock Appreciation Right may be exercised beyond the maximum period specified in the Plan, (v) otherwise materially modify the requirements as to eligibility for participation in the Plan, (vi) otherwise materially increase the benefits under the Plan, or (vii) withdraw the authority to administer the Plan as to Awards made to Employees from the Committee. Notwithstanding the foregoing, the Board may amend the Plan to incorporate or conform to requirements imposed by and amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (A) incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to the Plan, (B) the deductibility by the Company of amounts taxed to Plan Participants as ordinary compensation income, and (C) the status of any Award as exempt from registration requirements under any securities law for which the Award was intended to be exempt. The foregoing prohibitions in this Section 8.9 shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 8.1.

(b)	Certain Exchanges, Etc., Stockholder Approval Required. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards or accept the surrender by the affected Participants of outstanding Awards (to the extent not previously exercised) and authorize the granting of a new Award in substitution therefore; provided, however, other than in connection with Section 8.1, the Committee shall not without the approval of the stockholders of the Company (i) lower the exercise price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Common Stock is traded. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the affected Participant, adversely affect or otherwise impair any of the rights of the Participant or obligations of the Company under any outstanding Award previously granted under the Plan.

(c)	Termination; Suspension. The Board of Directors may terminate the Plan or any portion thereof at any time by written resolution. No suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby.
     8.10 Listing and Registration of Common Stock. Each Award shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Common Stock that is the subject thereof or that is covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance or purchase of Common Stock thereunder, such Award may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 8.10 become operative, and if, as a result thereof, the exercise of an Award is delayed, then and in that event, the term of the Award shall not be affected. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.
     8.11 Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
     8.12 Stock Certificates; Book Entry. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     8.13 No Implied Rights to Employees.
(a)	Existence of Plan. The existence of the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any Awards or any compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.

(b)	Granting of Awards. The granting of Awards under the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.
     8.14 Necessity for Delay. If at any time the Committee or the Board, as the case may be, shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock covered by the Plan or any Award upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Plan, the offer, issue or purchase of shares of Common Stock thereunder, or the grant or exercise of any Award, the Plan shall not be effective as to later offerings of shares of Common Stock and grants of Awards to which such determination is applicable, and each outstanding Award to which such determination is applicable, by its terms, shall not be exercisable, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as the case may be. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.
     8.15 Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to an Award will be used for general corporate purposes.
     8.16 No Obligation to Exercise. The granting of any Award under the Plan shall impose no obligation upon any Participant to exercise such Award.
     8.17 Assignment by Company; Third Party Beneficiaries. The Company’s rights, benefits and remedies under the Plan and any Award Agreements shall be enforceable by the Company’s successors and assigns, whether by merger or otherwise, including without limitation, the Company’s rights to enforce and obtain the benefit of any restrictive covenants arising under any confidentiality, noncompetition, nonsolicitation, nonacceptance and/or “lock-up” agreement to which a Participant is a party (including without limitation, any agreement included as a part of the Award Agreement). It is the specific intent of the Company that any successor or assignee of the Company be a third-party beneficiary of any such agreement and that any restrictive covenants and other provisions in any such agreements are intended to benefit any such successors and assigns.
     8.18 Effective Date. The Plan, as amended and restated, has been approved by the Board of Directors and shall be effective upon the approval of the stockholders of the Company at the Company’s 2008 annual meeting (the “Effective Date”).
     8.19 Term of the Plan. The Plan shall be unlimited in duration and, in the event of complete Plan termination pursuant to Section 8.9 shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the earlier of (a) the ten-year anniversary of the original Effective Date (i.e., June 25, 2012) (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary) or (b) the date of a complete Plan termination pursuant to Section 8.9; and, provided further however that, upon any termination of only a portion of the Plan pursuant to Section 8.9 occurring prior to the ten year anniversary of the Effective Date, no Awards may be granted under the portion of the Plan so terminated after the date of such partial termination pursuant to Section 8.9.
     8.20 409A Compliance. The Company’s intent in entering into this Plan is that none of the Awards made hereunder constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). As such, the Plan shall be interpreted, administered and maintained in all respects in a manner consistent with such intent.